NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700

	Senior Vice President and CFO	John C. Rickel	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors	John O. Ambler	(713) 513-9513

AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
FRIDAY, MARCH 9, 2007

GROUP 1 AUTOMOTIVE TO PRESENT
AT BANK OF AMERICA CONSUMER CONFERENCE

HOUSTON, March 9, 2007 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that executive management will present at Bank of America’s 2007 Consumer Conference. The presentation will cover Group 1’s 2006 financial results and an overview of the company’s strategy.

Group 1 is scheduled to present at The New York Palace Hotel on March 14, at 8:00 a.m. EDT. A slide presentation and live audio webcast, with a replay available through March 30, will be accessible through the Investor Relations section of Group 1’s website at www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns and operates 104 automotive dealerships, 143 franchises, and 28 collision service centers in the United States and three dealerships, six franchises and two collision centers in the United Kingdom that offer 33 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.